EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
REAL INDUSTRY, INC., et al.[1]	)	Case No. 17-12464 (KJC)
)
Debtors.	)	Jointly Administered
	)	Related to Docket Nos. 814 and 829

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE

Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code

Real Industry, Inc. (“Real Industry” or the “Debtor”) having (a) filed, on March 1, 2018, the Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 527] (the “Original Plan”), and the Disclosure Statement for Real Industry, Inc.’s Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 528] (as modified, amended, or supplemented, the “Disclosure Statement”), (b) filed, on March 27, 2018, the Notice of Filing of Revised Plan, Disclosure Statement and Proposed Voting Procedures Order [Docket No. 627], which included revised versions of the Original Plan and Disclosure Statement, (c) filed, on March 29, 2018, further revised versions of the Original Plan [Docket No. 647] and the Disclosure Statement [Docket No. 648], which are the versions that were solicited by the Debtor, (d) caused solicitation materials, notice of the deadline for objecting to confirmation of the Original Plan, and notice of the Confirmation Hearing to be distributed consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy

1  This Confirmation Order is only for Real Industry, Inc.  The Debtors in the above-captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are Real Industry, Inc. (3818), Real Alloy Intermediate Holding, LLC (7447), Real Alloy Holding, Inc. (2396), Real Alloy Recycling, Inc. (9798), Real Alloy Bens Run, LLC (3083), Real Alloy Specialty Products, Inc. (9911), Real Alloy Specification, Inc. (9849), ETS Schaefer, LLC (9350), and RA Mexico Holding, LLC (4620).  The principal place of business for the Real Alloy Debtors is 3700 Park East Drive, Suite 300, Beachwood, Ohio 44122.

Rules”), and the Solicitation Procedures Order (as defined herein), as evidenced by, among other things, the relevant solicitation affidavits [Docket Nos. 671, 691, 694], (e) filed, on April 16,  2018, the Plan Supplement for the Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 741] (as amended or supplemented thereafter, the “Plan Supplement”), (f) filed, on April 27, 2018, the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code; (g) filed, on April 30, 2018, a notice of filing of a further revised version of the Original Plan [Docket No. 814] (as modified, amended, or supplemented, the “Plan”),2 and filed, on April 30, 2018, a revised version of the Plan Supplement [Docket No. 820]; and the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel and admitted at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor:

IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

1. The Plan and each of the Co-Proponents, as applicable, satisfy all of the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.  The Plan complies with each applicable provision of the Bankruptcy Code.

2  Capitalized terms that are used but not defined herein shall have the meaning ascribed to such terms in the Plan.  A further revised version of the Plan, titled the Amended Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, which is confirmed as set forth herein, is attached hereto as Exhibit 1.

2. The Plan, the Disclosure Statement, the Solicitation Procedures Order, the ballots for voting on the Plan, the Confirmation Hearing Notice, the Plan Supplement, the Non-Voting Status Notices (as defined in the Solicitation Procedures Order), and the other materials distributed by the Debtor in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Rules, and with the procedures set forth in the Solicitation Procedures Order.  Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case.   The transmittal and service of the Confirmation Materials complied with the Solicitation Procedures Order, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, were conducted in good faith, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

3. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein in the attached Plan constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests, or changes to resolve issues raised by the U.S. Trustee, and do not adversely affect or change the treatment of any other Claims or Interests.  Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

4. The Debtor has proposed the Plan, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Case and the formulation of the Plan. The Debtor’s good faith is evident from the facts and record of the Chapter 11 Case, the Disclosure Statement, and the record of the Confirmation Hearing.  The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s Estate and to effectuate a successful restructuring of the Debtor.  The Plan and each of the Plan Documents was the product of extensive negotiations conducted at arm’s length among the relevant parties, including the SPA Investors, the Debtor, and certain of the Debtor’s key stakeholders, including Aleris and significant Holders of Common Interests.  Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and other applicable law, and are each necessary for the Debtor to consummate the value-maximizing transactions set forth in the Plan Documents. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

5. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests.  For the avoidance of doubt, the Warrant Interests and Option Interests are classified separate and apart from Common Interests because of the disparate nature of such legal instruments, and not for any other reason.  The composition of each Class is legitimate and proper.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

6. The Plan satisfies section 1123(a)(4) of the Bankruptcy Code and does not “discriminate unfairly” against any Holders of Claims or Interests. The treatment of each Class of Claims and Interests is proper, and the Debtor has a valid rationale, including for the rationales articulated in the Confirmation Brief, for the Plan’s classification scheme and the treatment provided for different Classes.    For the avoidance of doubt, the Plan provides a fair and reasonable treatment for Warrant Interests and Option Interests, and does not discriminate unfairly between Warrant Interests, Option Interests, and Common Interests, because (a) the Option Interests are well out of the money, and (b) the Plan provides a distribution to Holders of Warrant Interests that is reasonably equivalent to the value of the Warrant Interests.  Accordingly, the Plan does not discriminate unfairly with respect to Warrant Interests or Option Interests.  The Plan is also “fair and equitable” with respect to each Class of Claims and Interests.  The Plan therefore satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed despite the fact that Class 6 and Class 7 are deemed to reject the Plan.

7. The liquidation analysis attached as Exhibit C to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing or in the Confirmation Declarations:

(a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Allowed Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.  Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code.

8. The Court finds that, pursuant to section 1123(b) of the Bankruptcy Code, Bankruptcy Rule 3016, and applicable authority, the release, exculpation, and injunction provisions of the Plan, as modified, are warranted, necessary and appropriate and, with respect to the release provisions, are supported by sufficient consent and consideration under the circumstances of the Plan and the Chapter 11 Case as a whole.  Proper, timely, adequate, and sufficient notice of the release, exculpation, and injunction provisions of the Plan, including those contained in Article IX of the Plan, has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the orders of this Court, and due process.  Interested parties have had a sufficient and adequate opportunity to object to such provisions and to be heard as to their objections, and no further notice of such provisions is required for entry of this Confirmation Order.  Each of the release, exculpation, and injunction provisions set forth in the Plan and this Confirmation Order is: (a) within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) an integral element of the Plan and the global compromise reached among the Debtor,  Aleris, and the SPA Investors; (c) conferring material benefit on, and is in the best interests of, the Debtor and its Estate, and Holders of Claims and Interests; (d) important to the objective of the Plan to resolve all Claims and Interests, and (e) consistent with sections 105, 1123, and 1129 and other applicable provisions of the Bankruptcy Code and any other applicable law.

9. The Debtor’s compromise and settlement with Aleris, which is described in Article IX.B of the Plan (the “Aleris Settlement”), is the result of extensive arms’ length, good faith negotiations by sophisticated parties represented by able counsel. Substantial support for the Aleris Settlement is evidence by the fact that a substantial majority of the Holders of Common Interests that voted on the Plan accepted the Plan.  Absent the Aleris Settlement, the Holders of Allowed Common Interests would not have received any recovery under the Plan.  Moreover, the Aleris Settlement represents a consensual and immediate resolution of Aleris’ entitlement to recover its Series B Redemption Price. Each component of the Aleris Settlement is an integral, integrated, and inextricably-linked part of the Plan that is not severable from the entirety of the Aleris Settlement.

10. In light of the foregoing, the Court finds the Aleris Settlement is fair, reasonable, in the best interests of the Debtor and Holders of Claims and Interests pursuant to any bankruptcy and applicable nonbankruptcy laws, and well within the range of reasonableness.  In addition, the record establishes that sound business justification exists for the Debtor to enter into the Aleris Settlement.  Accordingly, the Aleris Settlement is consistent with section 1123(b)(3)(A) of the Bankruptcy Code, satisfies the requirements of Bankruptcy Rule 9019(a), and is approved in its entirety.

11. To permit the Co-Proponents to commence their duties as quickly as practicable, to promote prompt distributions under the Plan for the benefit of creditors and equity holders, to reduce costs associated with compliance with certain reporting obligations imposed by the United States Securities and Exchange Commission, and because a significant number of implementation activities are capable of being undertaken in short order, good cause exists to support a limited waiver of the stay imposed by Bankruptcy Rule 3020(e).

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

12. The Plan is confirmed pursuant to section 1129 of the Bankruptcy Code.
13. Any and all objections to the Plan that have not been withdrawn or resolved prior to or in connection with the Confirmation Hearing are hereby overruled.

14. The Plan Documents, the transactions described in the Plan, the Plan Documents, and this Confirmation Order, are hereby approved.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the Plan Documents.

15. The releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.  For the avoidance of doubt, pursuant to Bankruptcy Rule 3020(c)(1), the following provisions of the Plan will be immediately effective on the Effective Date: (a) Article IX.B (9019 Settlement; (b) Article IX.C (Section 1125(e) Release); (c) Article IX.D (The Debtor Release); (d) Article IX.E (Releases by Holders of Claims and Interests); (e) Article IX.F (Exculpation); (f) Article IX.G (Discharge and Discharge Injunction); (g) Article IX.H. (Enjoining Holders of Claims Against and Interests in Debtor).  Entry of this Confirmation Order constitutes a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third Party Release.

16. Except as otherwise expressly provided in the Plan or this Confirmation Order, after the Effective Date, all Persons who have been, are, or may be Holders of Claims against or Interests in the Debtor arising on or before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtor, the Reorganized Debtor, the Estate, and Estate property in regard of such Claims or Interests (other than actions brought to enforce any rights or obligations under the Plan) to the fullest extent provided under section 524 of the Bankruptcy Code or any other applicable section of the Bankruptcy Code: (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Reorganized Debtor, the Debtor, the Estate, or Estate property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice); (b) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Reorganized Debtor, the Debtor, the Estate, or Estate property; (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Reorganized Debtor, the Debtor, the Estate, or Estate property; (d) asserting any right of subrogation or setoff (except for setoffs exercised prior to the Petition Date) of any kind, directly or indirectly, against any obligation due the Reorganized Debtor, the Debtor, the Estate, or Estate property; and (e) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

17. Nothing in this Confirmation Order or the Plan discharges, releases, precludes or enjoins: (a) any police or regulatory liability to Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Confirmation Date; (c) any liability to a Governmental Unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtor or Reorganized Debtor.  Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Nothing in this Confirmation Order or the Plan shall affect any setoff or recoupment rights of any Governmental Unit.  Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or the Plan or to adjudicate any defense asserted under this Confirmation Order or the Plan.

18. Notwithstanding anything to the contrary in the Plan, the Debtor or the Reorganized Debtor, as applicable, shall abandon the Abandoned Assets identified in the Plan Supplement pursuant to section 554(a) of the Bankruptcy Code as of the earlier of (a) the closing of the sale of the Real Alloy Debtors’ assets, or (b) June 30, 2018.

19. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, on the Effective Date, Aleris shall be entitled to an immediate credit in the amount of $28 million solely for purposes of reducing its liability for any Damages (as defined in the Purchase and Sale Agreement) due and owing pursuant to Section 9.02(a) or Section 6.01 of the Purchase and Sale Agreement (after taking into account the provisions and limitations set forth in Section 9.04 of the Purchase and Sale Agreement) which would have been otherwise satisfied by (a) first, reducing accrued but unpaid dividends on the Series B Preferred Interests beneficially owned by Aleris by the total amount of such Damages, and (b) second, forfeiting to the Debtor the Series B Preferred Interests beneficially owned by Aleris having an aggregate remaining liquidation preference equal to the total amount of such Damages less the amount of Damages satisfied by reducing accrued but unpaid dividends in clause (a) above.  For purposes of clarity regarding the preceding sentence, if Aleris owes Damages of $2 million after taking into account the provisions and limitations set forth in Section 9.04 of the Purchase and Sale Agreement that would have been satisfied by reducing the Series B Preferred Interests as specified above, Aleris will have no obligation to make a cash payment and there remains another $26 million eligible to reduce (as specified above) future indemnification obligations that Aleris otherwise would have.

20. Notwithstanding anything to the contrary, nothing in this Confirmation Order or the Plan, alters, modifies, or impairs (a) the rights of the Real Alloy Debtors and their subsidiaries or RA Acquisition Purchaser LLC (the “Purchaser”) pursuant to the Order (I) Approving the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (III) Granting Related Relief [Docket No. 639] and the Asset Purchase Agreement (as defined therein) (collectively, the “RA Sale Documents”) or (b)(i) except as modified in Article IX.B of the Plan, the Real Alloy Debtors’ indemnification rights under the Purchase and Sale Agreement and (ii) to the extent provided in the RA Sale Documents, the transfer of the Real Alloy Debtors’ indemnification rights under the Purchase and Sale Agreement to the Purchaser.

21. The Restructuring Transactions identified in Article V.F of the Plan shall occur and be deemed to occur in the sequence and chronological order specified therein, regardless of the actual timing or chronology of any such actions.  The Co-Proponents are authorized to take any and all actions necessary to implement and carry out the Restructuring Transactions.  The Co-Proponents shall be permitted to make non-material amendments and modifications to the documents contained in the Plan Supplement.  Moreover, to the extent any process, transaction, filing, or other matter is described in the Plan and the Co-Proponents determine, that such process, transaction, filing, or other matter must be modified or altered in order to facilitate the consummation of the Restructuring Transactions, the Co-Proponents are hereby authorized to make such modifications or alterations provided such modification or alteration does not materially impact the rights of any Creditor or Interest Holder.

22. On the Effective Date, (a) the outstanding balance of the DIP Loan along with any other outstanding obligations under the DIP Loan Documents or the DIP Order shall be credited against the SPA Purchase Consideration on a pro rata basis amongst each of the DIP Lenders and shall reduce the amount of the SPA Purchase Consideration payable in cash on the Effective Date on a dollar for dollar basis, (b) the DIP Loan Documents and all obligations thereunder shall be automatically terminated and canceled and have no further force and effect (except for expense, reimbursement, and indemnification obligations and other provisions of the DIP Loan Documents that by their terms survive the termination thereof and except as otherwise provided in the Plan), (c) all Liens, pledges, or other security interests created in favor of the DIP Agent (as defined in the DIP Credit Agreement) in the collateral securing the DIP Loans shall be automatically terminated, released and discharged, (d) each guarantee under the DIP Loan Documents shall be automatically released and discharged, (e) none of the DIP Agent or the DIP Lenders shall have any further obligations or liabilities owing to the Debtor or Reorganized Debtor arising out of or relating to the DIP Loan Documents, and (f) the DIP Agent shall be automatically and fully discharged and released from its duties and obligations under the DIP Loan Documents.

23. Notwithstanding anything to the contrary contained in the Plan or in this Confirmation Order, until the Effective Date and the closing on the SPA and the application of all amounts owing under the DIP Loans to the SPA Purchase Consideration in accordance with the Plan, the SPA, and this Confirmation Order,  all of the liens, protections, benefits, and priorities provided by the Debtor to the DIP Agent and/or the DIP Lenders pursuant to the DIP Loan

Documents and the DIP Order shall survive the Confirmation Date and continue in full force and effect.

24. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtor must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Confirmation”), attached hereto as Exhibit 2, to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice.  To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtor shall submit a modified version of the Notice of Confirmation for publication on one occasion in the New York Times National Edition, USA Today, or another national paper.    Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.  The Notice of Confirmation will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and the Notice of Confirmation, as well as this Confirmation Order,  will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

25. Notwithstanding any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062) this Confirmation Order shall become effective at 12:01 a.m.  (prevailing Eastern Time) on May 9, 2018 and thereafter shall not be subject to any stay.

Dated:	May 2, 2018
Wilmington, Delaware
/s/ Kevin J. Carey
THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Plan of Reorganization

Exhibit 2

Confirmation and Effective Date Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
REAL INDUSTRY, INC., et al.[1]	)	Case No. 17-12464 (KJC)
)
Debtors.	)	Jointly Administered
)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE Plan of Reorganization for Real Industry, Inc. Pursuant to
Chapter 11 of the United States Bankruptcy Code AND
(II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order [Docket No. --] (the “Confirmation Order”) confirming the Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code (as may be modified, the “Plan”), was entered by the Honorable Kevin J. Carey, United States Bankruptcy Judge, and docketed by the Clerk of the United States Bankruptcy Court for the District of Delaware (the “Court”) on May [--], 2018.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents, are available on the Court’s website at http://www.deb.uscourts.gov.  To access the Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.  Copies of the Confirmation Order, the Plan, and the related documents may also be obtained free of charge by visiting the following website: https://cases.primeclerk.com/realindustry/.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on May [--], 2018.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Plan, the Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the holder of an Allowed Administrative Claim and the Debtor, (a) all requests for payment of Administrative

1  This Notice is only for Real Industry, Inc.  The Debtors in the above-captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are Real Industry, Inc. (3818), Real Alloy Intermediate Holding, LLC (7447), Real Alloy Holding, Inc. (2396), Real Alloy Recycling, Inc. (9798), Real Alloy Bens Run, LLC (3083), Real Alloy Specialty Products, Inc. (9911), Real Alloy Specification, Inc. (9849), ETS Schaefer, LLC (9350), and RA Mexico Holding, LLC (4620).  The principal place of business for the Real Alloy Debtors is 3700 Park East Drive, Suite 300, Beachwood, Ohio 44122.

Claims other than Professional Claims must be filed and served on the Debtor no later than [--], 20182 (the “Administrative Claims Bar Date”) and (b) all requests for payment of Professional Claims must be filed and served on the Debtor no later than [--], 20183 or such other date established by an order of the Bankruptcy Court (the “Professional Fee Claim Bar Date”).  Except for Claims arising under section 503(b)(9) of the Bankruptcy Code, requests for payment of Administrative Claims included in a Proof of Claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently filed in a timely motion or application as provided in the Plan.  Unless excused from doing so pursuant to Article II.A of the Plan, Holders of Administrative Claims that do not file and serve such a request for payment of such Administrative Claims by the Administrative Claims Bar Date or the Professional Fee Claim Bar Date, as applicable, shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtor, the Reorganized Debtor or its property and such Administrative Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that all Executory Contracts or Unexpired Leases identified on Exhibit B to the Plan or Exhibit H to the Plan Supplement (the “Assumed Executory Contracts”) are being assumed under section 365 of the Bankruptcy Code pursuant to the terms of the Plan.3  All other Executory Contracts or Unexpired Leases of the Debtor are being rejected pursuant to Article VI.A.2 of the Plan.  Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtor’s Executory Contracts or Unexpired Leases must be filed no later than [--], 20184 (the “Rejection Damages Bar Date”).  Holders of Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not filed by the Rejection Damages Bar Date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor or its property and such Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that any Person that desires to receive notices or other documents required to be served under the Plan after the Effective Date shall file a request, in accordance with Bankruptcy Rule 2002, that the Debtor or Reorganized Debtor add such Person to the Post-Confirmation Service List to be maintained by the Debtor or Reorganized Debtor.  Filing such a request is required even by Persons who filed a request for service in accordance with Bankruptcy Rule 2002 prior to the Effective Date.  Entities not on the Post-Confirmation Service List may not receive notices or other documents required to be served under the Plan after the Effective Date.  Any Person that provides an e-mail address may be served by e-mail after the Effective Date.  The Debtor or Reorganized Debtor shall file the Post-Confirmation Service List with the Bankruptcy Court and amend the Post-Service Confirmation List from time to time.

2  NTD: Insert the date that is 30 days after service of this notice.

3  NTD: Insert the date that is 60 days after service of this notice.

3  NTD: Update if necessary.

4  NTD: Insert the first Business Day that is 21 days after service of this notice.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtor, the Reorganized Debtor, any holder of a Claim against, or Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan and whether or not such holder or Entity voted to accept the Plan.

Dated: May [--], 2018	/s/ DRAFT
Wilmington, Delaware

Mark Minuti (DE Bar No. 2659)

Monique B. DiSabatino (DE Bar No. 6027)

SAUL EWING ARNSTEIN & LEHR LLP

1201 N. Market Street, Suite 2300

P.O. Box 1266

Wilmington, Delaware 19801

Telephone: (302) 421-6840

Facsimile: (302) 421-5873

mminuti@saul.com

mdisabatino@saul.com

-and-

Sharon L. Levine (admitted pro hac vice)

SAUL EWING ARNSTEIN & LEHR LLP

1037 Raymond Boulevard, Suite 1520

Newark, New Jersey 07102

Telephone: (973) 286-6718

Facsimile: (973) 286-6821

slevine@saul.com

-and-

Gary S. Lee (admitted pro hac vice)

Todd M. Goren (admitted pro hac vice)

Mark A. Lightner (admitted pro hac vice)

Benjamin Butterfield (admitted pro hac vice)

MORRISON & FOERSTER LLP

250 West 55th Street

New York, New York 10019

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

glee@mofo.com

tgoren@mofo.com

mlightner@mofo.com

bbutterfield@mofo.com

Counsel for Debtors and Debtors-in-Possession